Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIBROBIOLOGICS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

FibroBiologics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is FibroBiologics, Inc., and that this corporation was originally formed under the laws of the State of Texas as a limited liability company on April 8, 2021 under the name FibroBiologics, LLC and converted to a corporation pursuant to the DGCL on December 14, 2021 under the name Fibrobiologics, Inc. The original certificate of incorporation of this corporation was filed with the Secretary of State of the State of Delaware on December 14, 2021. The certificate of incorporation was first amended and restated on December 22, 2022 and further amended and restated on January 20, 2023, on April 12, 2023 and on October 30, 2023 (as so amended and restated, the “Certificate of Incorporation”).

2. That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the certificate of incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is FibroBiologics, Inc. (hereinafter called the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

FOURTH: Effective upon the filing of this amended and restated certificate of incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined herein), this “Certificate of Incorporation”), (i) every four (4) issued and outstanding shares of Common Stock (as defined below) automatically and without any action on the part of the respective holders thereof, shall be changed, reclassified and combined into and shall constitute one (1) fully paid and non-assessable share of Common Stock, (ii) every four (4) issued and outstanding shares of Non-Voting Common Stock (as defined below) automatically and without any action on the part of the respective holders thereof, shall be changed, reclassified and combined into and shall constitute one (1) fully paid and non-assessable share of Non-Voting Common Stock, and (iii) every four (4) issued and outstanding shares of Preferred Stock (as defined below) automatically and without any action on the part of the respective holders thereof, shall be changed, reclassified and combined into and shall constitute one (1) fully paid and non-assessable share of the same series of Preferred Stock (together, the “Reverse Stock Split”); provided, that if the Reverse Stock Split would result in any fractional shares, such fractional shares to which a holder would otherwise be entitled shall be rounded up to the nearest whole share. Each certificate that immediately prior to the effective time of the Reverse Stock Split represented shares of Common Stock, Non-Voting Common Stock or Preferred Stock, as applicable (“Old Certificate”), shall thereafter represent that number of shares of Common Stock, Non-Voting Common Stock or Preferred Stock, as applicable, into which the shares of Common Stock, Non-Voting Common Stock or Preferred Stock, as applicable, represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. Notwithstanding the foregoing, the par value of each share of the Corporation’s outstanding Common Stock, Non-Voting Common Stock and Preferred Stock will not be adjusted in connection with the Reverse Stock Split. All share amounts, dollar amounts and other provisions in this Certificate of Incorporation have been appropriately adjusted to reflect the Reverse Stock Split, and no further adjustments shall be made to the share amounts, dollar amounts, conversion prices and other provisions, except in the case of any stock splits, reverse splits, recapitalization and the like occurring after the effective time of the Reverse Stock Split.

Immediately after the effective time of the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 150,000,000 shares, consisting of (i) 100,000,000 shares of voting common stock, par value $0.00001 per share (“Common Stock”), (ii) 30,000,000 shares of non-voting common stock, par value $0.00001 per share (“Non-Voting Common Stock”) and (iii) 20,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”), of which 8,750,000 shares are designated as Series A Preferred Stock (“Series A Preferred Stock”), 5,000,000 shares are designated as Series B Preferred Stock (“Series B Preferred Stock”), 5,000,000 shares are designated as Series B-1 Preferred Stock (“Series B-1 Preferred Stock,” and together with the Series B Preferred Stock, the “Convertible Preferred Stock”) and 2,500 shares are designated as Series C Preferred Stock (“Series C Preferred Stock”).

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock, Non-Voting Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of Common Stock or Preferred Stock voting separately as a class shall be required therefor, except as required by applicable law.

A. Common Stock and Non-Voting Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock and Non-Voting Common Stock are as follows:

1. Ranking. The voting, dividend and liquidation rights of the holders of Common Stock and Non-Voting Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of Preferred Stock of any series.

2. Voting. Subject to the rights of the holders of Preferred Stock and except as otherwise provided by applicable law, the holders of outstanding shares of Common Stock shall have the right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL. The holders of Non-Voting Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation or to receive any notice of meetings of stockholders, except as required by applicable law. On all matters required by applicable law to be voted on by holders of Non-Voting Common Stock, if any, no vote of the holders of Non-Voting Common Stock voting separately as a class shall be required therefor, except as required by applicable law.

3. Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock and Non-Voting Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

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4. Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock and Non-Voting Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section Fourth A.4, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

5. Conversion. Upon the closing of an IPO as described in Section Fourth C.5, each share of Non-Voting Common Stock shall automatically convert without the payment of additional consideration by or to the holder thereof, into one fully paid and non-assessable share of Common Stock.

B. Preferred Stock. Additional shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

1. the designation of the series, which may be by distinguishing number, letter or title,

2. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding),

3. the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative,

4. the dates on which dividends, if any, shall be payable,

5. the redemption rights and price or prices, if any, for shares of the series,

6. the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series,

7. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation,

8. whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made,

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9. restrictions on the issuance of shares of the same series or any other class or series,

10. the voting rights, if any, of the holders of shares of the series generally or upon specified events, and

11. any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

C. Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock. The preferences, limitations, and rights of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock are as follows:

1. Ranking. The Series A Preferred Stock shall rank pari passu to the Series B Preferred Stock and the Series B-1 Preferred Stock, and senior to the Series C Preferred Stock, Common Stock and Non-Voting Common Stock with respect to the payment of dividends and distributions and upon liquidation, dissolution, winding-up or otherwise. The Series B Preferred Stock shall rank pari passu to the Series A Preferred Stock and the Series B-1 Preferred Stock and senior to the Series C Preferred Stock, Common Stock and Non-Voting Common Stock with respect to the payment of dividends and distributions and upon liquidation, dissolution, winding-up or otherwise. The Series B-1 Preferred Stock shall rank pari passu to the Series A Preferred Stock and the Series B Preferred Stock and senior to the Series C Preferred Stock, Common Stock and Non-Voting Common Stock with respect to the payment of dividends and distributions and upon liquidation, dissolution, winding-up or otherwise.

2. Voting. Subject to the rights of the holders of other classes or series of Preferred Stock and except as otherwise provided by applicable law, the holders of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall have the right to vote on any matter to be voted on by the stockholders of the Corporation, in each case, voting together as a single class with each share representing one vote.

3. Liquidation Preference.

(a). Subject to the rights of the holders of other classes or series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of Series C Preferred Stock, the holders of Common Stock and the holders of Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to the quotient of (i) $35,000,000 and (ii) the number of outstanding shares of the Series A Preferred Stock, for each outstanding share of Series A Preferred Stock. Subject to the rights of the holders of other classes or series of Preferred Stock, if upon the occurrence of any such liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount payable under Section Fourth C.3(a), C.3(b) and C.3(c), as applicable, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock on a pro rata basis up to the amount of their applicable Liquidation Amount.

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(b). Subject to the rights of the holders of other classes or series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of Series C Preferred Stock, the holders of Common Stock and the holders of Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to one times the Series B Issue Price, plus any dividends declared but unpaid thereon. The “Series B Issue Price” shall mean, with respect to the Series B Preferred Stock, $6.76 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. Subject to the rights of the holders of other classes or series of Preferred Stock, if upon the occurrence of any such liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount payable under Section Fourth C.3(a), C.3(b) and C.3(c), as applicable, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock on a pro rata basis up to the amount of their applicable Liquidation Amount.

(c). Subject to the rights of the holders of other classes or series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of Series C Preferred Stock, the holders of Common Stock and the holders of Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to one times the Series B-1 Issue Price, plus any dividends declared but unpaid thereon. The “Series B-1 Issue Price” shall mean, with respect to the Series B-1 Preferred Stock, $20.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. Subject to the rights of the holders of other classes or series of Preferred Stock, if upon the occurrence of any such liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount payable under Section Fourth C.3(a), C.3(b) and C.3(c), as applicable, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock on a pro rata basis up to the amount of their applicable Liquidation Amount.

(d). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the amounts called for by Section Fourth C.3(a), C.3(b), C.3(c) and D.5, the remaining assets of the Corporation available for distribution to the Corporation’s stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of applicable Preferred Stock pursuant to Section Fourth C.6 shall be distributed among the holders of the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Common Stock and Non-Voting Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of applicable Preferred Stock is entitled to receive under Section Fourth C.3(a), C.3(b), C.3(c) and C.3(d) is hereinafter referred to as the “Liquidation Amount.”

4. Conversion and Termination.

(a). Each share of Series A Preferred Stock shall automatically terminate and be cancelled with no consideration upon the closing of an IPO or Deemed Liquidation Event.

(b). Upon the closing of an IPO as described in Section Fourth C.5, each share of Series B Preferred Stock shall automatically convert without the payment of additional consideration by or to the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” applicable to the Series B Preferred Stock shall initially be equal to the Series B Issue Price. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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(c). Upon the closing of an IPO as described in Section Fourth C.5, each share of Series B-1 Preferred Stock shall automatically convert without the payment of additional consideration by or to the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B-1 Issue Price by the Series B-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series B-1 Conversion Price” applicable to the Series B-1 Preferred Stock shall initially be equal to the Series B-1 Issue Price. Such initial Series B-1 Conversion Price, and the rate at which shares of Series B-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d). Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the conversion rights described in this Section Fourth C.4 shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of applicable Preferred Stock; provided that the foregoing termination of conversion rights shall not affect the amount(s) otherwise paid or payable in accordance with Section Fourth C.6 to holders of applicable Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(e). Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock shall be rounded up to the nearest whole share.

(f). Conversion.

i. Reservation of Shares. The Corporation shall at all times when the Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series B Conversion Price and/or the Series B-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and/or the Series B-1 Preferred Stock, as applicable, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series B Conversion Price and/or adjusted Series B-1 Conversion Price, as applicable.

ii. Effect of Conversion. All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

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iii. No Further Adjustment. Upon any such conversion, no adjustment to the Series B Conversion Price and/or the Series B-1 Conversion shall be made for any declared but unpaid dividends on the Series B Preferred Stock and/or the Series B-1 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

iv. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section Fourth C.4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g). Adjustment for Stock Splits and Combinations.

i. If the Corporation shall at any time or from time to time after the effective date of the Reverse Stock Split (the “Reverse Stock Split Date”) effect a subdivision of the outstanding Common Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Reverse Stock Split Date combine the outstanding shares of Common Stock, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section Fourth C.4(g)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

ii. If the Corporation shall at any time or from time to time after the Reverse Stock Split Date effect a subdivision of the outstanding Common Stock, the Series B-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Reverse Stock Split Date combine the outstanding shares of Common Stock, the Series B-1 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section Fourth C.4(g)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h). Adjustment for Certain Dividends and Distributions.

i. In the event the Corporation at any time or from time to time after the Reverse Stock Split Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (x) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section Fourth C.4(h)(i) as of the time of actual payment of such dividends or distributions and (y) no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

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ii. In the event the Corporation at any time or from time to time after the Reverse Stock Split Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series B-1 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B-1 Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (x) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B-1 Conversion Price shall be adjusted pursuant to this Section Fourth C.4(h)(ii) as of the time of actual payment of such dividends or distributions and (y) no such adjustment shall be made if the holders of Series B-1 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B-1 Preferred Stock had been converted into Common Stock on the date of such event.

(i). Adjustments for Other Dividends and Distributions.

i. In the event the Corporation at any time or from time to time after the Reverse Stock Split Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

ii. In the event the Corporation at any time or from time to time after the Reverse Stock Split Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series B-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B-1 Preferred Stock had been converted into Common Stock on the date of such event.

(j). Adjustment for Merger or Reorganization, etc.

i. Subject to the provisions of Section Fourth C.6, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section Fourth C.4(g), (h) or (i)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section Fourth C.4 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section Fourth C.4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

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ii. Subject to the provisions of Section Fourth C.6, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section Fourth C.4(g), (h) or (i)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B-1 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B-1 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section Fourth C.4 with respect to the rights and interests thereafter of the holders of the Series B-1 Preferred Stock, to the end that the provisions set forth in this Section Fourth C.4 (including provisions with respect to changes in and other adjustments of the Series B-1 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B-1 Preferred Stock.

(k). Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price and/or Series B-1 Conversion Price pursuant to this Section Fourth C.4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten calendar days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock and/or Series B-1 Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock and/or Series B-1 Preferred Stock, as applicable, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock or Series B-1 Preferred Stock (but in any event not later than ten calendar days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price or Series B-1 Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable.

(l). Notice of Record Date. In the event:

i. the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock and/or the Series B-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

ii. of any capital reorganization of the Corporation, any reclassification of the Common Stock, or any Deemed Liquidation Event; or

iii. of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock and/or the Series B-1 Preferred Stock, as applicable, a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock and/or the Series B-1 Preferred Stock, as applicable) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the applicable Preferred Stock and the Common Stock. Such notice shall be sent at least ten calendar days prior to the record date or effective date for the event specified in such notice.

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5. Mandatory Conversion.

(a). Trigger Events. Upon the closing of an IPO (the time of such closing is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section Fourth C.4(b) and such shares may not be reissued by the Corporation, (ii) all outstanding shares of Series B-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section Fourth C.4(c) and such shares may not be reissued by the Corporation, and (iii) each outstanding share of Non-Voting Common Stock shall automatically be converted into one share of Common Stock and such shares may not be reissued by the Corporation.

(b). Procedural Requirements. All holders of record of shares of Series B Preferred Stock and Series B-1 Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock and Series B-1 Preferred Stock pursuant to this Section Fourth C.5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock in certificated form and each holder of shares of Series B-1 Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock and the Series B-1 Preferred Stock converted pursuant to Section Fourth C.5(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section Fourth C.5(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock and Series B-1 Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates or electronic book entry form for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series B Preferred Stock and Series B-1 Preferred Stock converted. Such converted Series B Preferred Stock and converted Series B-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock and Series B-1 Preferred Stock accordingly.

6. Deemed Liquidation Events.

(a). Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least five calendar days prior to the effective date of any such event:

i. a merger or consolidation in which (x) the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except, in each case, any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

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ii. (x) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (y) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(b). Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section Fourth C.6(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Section Fourth C.3.

(c). Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, or other disposition shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board.

(d). Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section Fourth C.6(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (x) the portion of such consideration that is not Additional Consideration (such portion, the “Upfront Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section Fourth C.3 as if the Upfront Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (y) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section Fourth C.3 after taking into account the previous payment of the Upfront Consideration as part of the same transaction. For the purposes of this Section Fourth C.6(d), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

D. Series C Preferred Stock. The preferences, limitations, and rights of the Series C Preferred are as follows:

1. Ranking. The Series C Preferred Stock shall rank senior to the Common Stock and Non-Voting Common Stock and junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock upon liquidation, dissolution, winding-up or otherwise.

2. Voting Prior to Closing of an IPO. Prior to the closing of an IPO as described in Section Fourth C.5, the holders of Series C Preferred Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation or to receive any notice of meetings of stockholders (except as required by applicable law). Prior to the closing of an IPO as described in Section Fourth C.5, on any matter required by applicable law to be voted on by holders of Series C Preferred Stock, if any, each share of Series C Preferred Stock shall be entitled to one vote and no vote of the holders of Series C Preferred Stock voting separately as a class shall be required in connection with such vote (except as required by applicable law).

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3. Voting Upon Closing of an IPO. Upon, and after, the closing of an IPO as described in Section Fourth C.5, each share of Series C Preferred Stock shall be entitled to thirteen thousand (13,000) votes. Upon, and after, the closing of an IPO as described in Section Fourth C.5, subject to the rights of the holders of other classes or series of Preferred Stock and except as otherwise provided by applicable law, the holders of Series C Preferred Stock shall have the right to vote on any matter to be voted on by the stockholders of the Corporation, in each case, voting together with the holders of Common Stock as a single class. Upon, and after the closing of an IPO, each holder of shares of Series C Preferred Stock shall be entitled to receive the same prior notice of any meeting of stockholders as provided to the holders of Common Stock in accordance with the Bylaws of the Corporation (the “Bylaws”), as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote with the holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters, if any, required by law to be submitted to a class vote of the holders of Series C Preferred Stock.

4. Dividends. Holders of Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, stock or property of the Corporation.

5. Liquidation. Subject to the superior rights of other classes or series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of Common Stock and the holders of Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to one times the Series C Issue Price. The “Series C Issue Price” shall mean, with respect to the Series C Preferred Stock, $18.00 per share, subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock.

6. Optional Conversion. The Series C Preferred Stock shall be convertible at any time as follows:

(a). At the option of the holder, a share of Series C Preferred Stock may be converted into one share of Common Stock; and

(b). Upon the election of the holders of a majority of the then outstanding shares of Series C Preferred Stock, all outstanding shares of Series C Preferred Stock may be converted into an equal number of shares of Common Stock.

7. Mandatory Conversion Upon Transfer. Upon, and after, the closing of an IPO as described in Section Fourth C.5, each share of Series C Preferred Stock shall automatically convert, without the payment of additional consideration by or to the holder thereof, into one fully paid and non-assessable share of Common Stock, upon any transfer of any share of Series C Preferred Stock, whether or not for value.

8. Effect of Conversion. Any shares of Series C Preferred Stock which are converted as provided in Section Fourth D.6 and Section Fourth D.7, shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of such conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor as provided herein. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

9. Adjustment for Stock Splits and Combinations. For as long as the Series C Preferred Stock remain outstanding, the aggregate number of shares of Series C Preferred Stock then outstanding, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of the Common Stock or other similar recapitalization, in each case effected without the receipt of consideration by the Corporation.

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10. Reservation of Shares. The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

C. Classes of Directors. Upon completion of an IPO:

1. subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be divided into three classes, designated Class I, Class II and Class III;

2. each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board; and

3. the Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

“IPO” means the Corporation’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or a direct listing of its shares on a securities exchange.

D. Terms of Office.

1. Prior to an IPO: subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the next annual meeting of stockholders after the director is elected or appointed subject to his or her earlier death, disqualification, resignation or removal.

2. Upon Completion of an IPO: Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the completion of the IPO; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the completion of the IPO; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the completion of the IPO; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

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E. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

F. Removal. Any director or the entire Board may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

G. Committees. Pursuant to the Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

H. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH: To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or an officer. No amendment to, modification of, or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

EIGHTH: The Corporation shall indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

NINTH: Subject to the terms of any series of Preferred Stock, upon completion of an IPO, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and this Certificate of Incorporation and may not be effected by written consent in lieu of a meeting.

TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Whole Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by another other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

THIRTEENTH:

A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Nothing in this Article THIRTEENTH shall be deemed to preclude a stockholder of the Corporation who asserts claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

B. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section Thirteenth A immediately above is filed in a court other than the applicable court specified in Section Thirteenth A immediately above (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the applicable state and/or federal courts specified in Section Thirteenth A immediately above in connection with any action brought in any such court to enforce Section Thirteenth A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

[Remainder of Page Intentionally Left Blank]

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3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of October, 2023.

By:
Name:	Mark Andersen
Title:	Chief Financial Officer

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